Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Nos. 333-158937

and 333-158937-01

$510+MM GE DEALER FLOORPLAN MASTER NOTE TRUST (“GEDFT”), SERIES 2013-1

Jt-Leads:	Barclays (str), Mizuho
Co-Mgrs:	Credit Ag, Cabrera

CL	$SIZE(mm)	WAL	MDY/FITCH	E. FINAL	L. FINAL	LAUNCH	COUP	PRICE
A	500.000	2.97	Aaa/AAA	4/20/16	4/20/18	1mL +40	L+40	100%
B	10.527	2.97	Aa2/A	4/20/16	4/20/18	Retained	N/A	N/A

Expected PXG:	Priced	Expected Ratings:	MDY/Fitch
Expected Settle:	4/30/13	Registration:	Public
First Pay:	6/20/13	ERISA Eligible:	Yes
Ticker:	GEDFT 13-1	Bill & Deliver:	Barclays

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U. S SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING TOLL FREE 1-800-603-5847.